EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

The undersigned officers of Wilson Holdings, Inc., a Nevada corporation (the “Company”), do hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

1.

The Quarterly Report on Form 10-QSB of the Company for the quarter ended September 30, 2006, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Clark Wilson_____________

Clark Wilson

President and Chief Executive Officer

November 14, 2006

/s/ Arun Khurana_____________

Arun Khurana

Vice President of Corporate Development

and Chief Financial Officer

November 14, 2006